UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 5, 2015

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

814-00188	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 5, 2015, Medallion Financial Corp. (the “Company”) entered into a Second Amendment of Lease (the “Amendment”) which amended its Indenture of Lease, dated October 31, 1997 (the “Lease”), by and between the Company and Sage Realty Corporation, to lease the Company’s office space located at 437 Madison Avenue, New York, New York. Under the terms of the Amendment, the term of the Lease was extended to April 30, 2027. The Amendment also provides for an option for an additional extension of the Lease for a term of five years. For the period commencing on July 1, 2016 and continuing through June 30, 2021, the annual rate of rent will be $1,697,150. For the period commencing on July 1, 2021 and continuing through the balance of the Lease term, the annual rate of rent will be $1,790,400.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Second Amendment of Lease, dated August 5, 2015, by and between Sage Realty Corporation and Medallion Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall

Name: Larry D. Hall
Title: Chief Financial Officer

Date:	August 7, 2015

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment of Lease, dated August 5, 2015, by and between Sage Realty Corporation and Medallion Financial Corp.

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